UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)  September 11, 2012

SILLENGER EXPLORATION CORP.
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	000-53420 (Commission File Number)	45-3864001 (I.R.S. Employer Identification No.)
1560 Bayview Ave. Suite 305, Toronto, Ontario (Address of principal executive offices)		M4G 3B8 (Zip Code)

Registrant’s telephone number, including area code  (905) 647-9090

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01	Entry into Definitive Material Agreement

On September 11, 2012, Sillenger Exploration Corp. (the “Company”) entered into an employment agreement with John Gillespie to serve as its President and Chief Executive Officer.  The term of the agreement is for one year, effective June 1, 2012.  The agreement renews automatically on a year to year basis thereafter, unless terminated by the parties upon 90 days notice at the end of each term.  Mr. Gillespie is entitled to receive an annual salary of CDN $120,000, plus customary vacation, medical, dental and life insurance benefits as such become available from the Company and reimbursement of certain business expenses.  He may also receive an annual bonus (in cash and/or stock) as determined by the Board or the Compensation Committee of the Company.  For his efforts over the past two years in bringing the Company through a difficult phase, without pay, Mr. Gillespie is also entitled to receive a bonus of CDN $100,000; such bonus to be paid when funds are available to the Company to do so.

Form 8-K	Sillenger Exploration Corp.	Page 2

The Company may terminate the employment agreement for “cause” which includes, (i) failure by Mr. Gillespie to perform his duties in accordance with the employment agreement; including a breach of certain provisions of the employment agreement (ii) Mr. Gillespie’s conviction for a criminal offense involving a felony or other serious crime; and (iii) Mr. Gillespie’s breach of the Company’s policies and procedures.

If the Company terminates the employment agreement without cause or if Mr. Gillespie terminates the agreement for “good reason” as defined in the agreement, then the Company is required to pay Mr. Gillespie a lump sum equal to his compensation and benefits at the time of termination, for two years following the termination.  If Mr. Gillespie’s employment is terminated due to death or disability, the Company is required to pay him or his legal representative compensation and benefits at the time of termination, for two years following the termination.  The agreement also contains customary confidentiality and non-compete provisions.

A form of the employment agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01.     Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description
10.1	Form of Employment Agreement between John Gillespie and Sillenger Exploration Corp. dated September 11, 2012.

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as "may," "project," "should," "plan," "expect," "anticipate" "believe," "estimate" and similar words, although some forward-looking statements are expressed differently.  Forward-looking statements represent our management's judgment regarding future events.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements.  Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company's actual results could differ materially from those contained in forward-looking statements due to a number of factors, including the statements under "Risk Factors" found in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 15, 2011, and its Form 10-Qs on file with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sillenger Exploration Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

SILLENGER EXPLORATION CORP.

Dated: September 12, 2012	By: /s/ John Gillespie
John Gillespie –CEO & President